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                                                                     Exhibit 8.1

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]



                                February 26, 1999



Natco Industries, Inc.
1800 Moler Road
Columbus, Ohio  43207

American Eagle Outfitters, Inc.
150 Thorn Hill Drive
Warrendale, Pennsylvania 15086


              Re:  U.S. Federal Income Tax Consequences of the Merger
                   --------------------------------------------------

Gentlemen:


                  We are acting as special tax counsel to Natco Industries, Inc. ("Natco") and American Eagle Outfitters, Inc. ("American Eagle"), in connection with the merger pursuant to which Thorn Hill Acquisition Corp., a wholly-owned subsidiary of Natco, will merge with and into American Eagle with American Eagle surviving the merger, as described in the Registration Statement on Form S-4 filed with the United States Securities and Exchange Commission (the "Commission") on February 1, 1999 (the "Registration Statement"). Natco and American Eagle each have received a private letter ruling regarding the Merger from the Internal Revenue Service (the "Original Rulings") pursuant to their joint request (the "Original Ruling Request"). In addition, Natco and American Eagle each have received supplemental rulings (the "Supplemental Rulings" and, together with the Original Rulings, the "Tax Rulings") pursuant to their joint request (the "Supplemental Ruling Request" and, together with the Original Ruling Request, the "Ruling Requests"). You have requested our opinion concerning certain United States federal income tax consequences of the merger as set forth in the Tax Rulings. Capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Statement.

                  In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, representations, and covenants contained in originals or copies, certified or otherwise identified to our satisfaction, of the Ruling Requests, the Tax Rulings, the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. Our opinion is conditioned upon, among other things, the initial and continuing accuracy and completeness of such facts, information, representations, and covenants.


                  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents



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Natco Industries, Inc.
American Eagle Outfitters, Inc.
February 26, 1999
Page 2

of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. We have assumed that all of the transactions related to the merger will be consummated in the manner described in the Tax Rulings, the Ruling Requests and the Registration Statement.

                  In rendering our opinion, we have considered the Tax Rulings and the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service, and such other authorities as we have considered relevant, all of which are potentially subject to change, possibly with retroactive effect. A change in any of the authorities upon which our opinion is based could affect our conclusions.

                  Based solely on the foregoing, and subject to the discussion set forth under the caption "U.S. Federal Income Tax Consequences" in the Proxy Statement/Prospectus included within the Registration Statement (the "Proxy Statement/Prospectus"), we are of the opinion that, under current law, for United States federal income tax purposes, the merger will be a reorganization under Section 368(a) of the Code.

                  Except as set forth above, we express no opinion to any party as to any tax consequences, whether federal, state, local or foreign, of any transactions or events contemplated by or referred to in the Tax Rulings, the Ruling Requests or the Registration Statement. This opinion is expressed as of the date hereof, unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated, referenced, or assumed herein or any subsequent changes in applicable law.


                  This opinion is being provided in connection with the filing of the Registration Statement. We acknowledge that you will rely on this opinion in providing disclosure to the American Eagle Shareholders of the material U.S. Federal Income Tax Consequences of the merger. In addition, we consent to the use of our name in the Proxy Statement/Prospectus under the heading "U.S. Federal Income Tax Consequences of the Merger" and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. Except as set forth above this opinion is not to be used, circulated, quoted or otherwise referred to for any purpose without our prior written consent.

                                Sincerely yours,



                                /s/ Skadden, Arps, Slate, Meagher & Flom LLP

                                Skadden, Arps, Slate, Meagher & Flom LLP